EXHIBIT 99.1
                                   TRI CITY BANKSHARES CORPORATION
                                  Quarterly Brochure Financial Data
INCOME STATEMENT (unaudited)

                                          Three Months Ended

                                       03/31/06        03/31/05
Interest Income                    $   9,656,279   $   8,502,562
Interest Expense                       2,520,467       1,552,949
                                   -------------   -------------
Net Interest Income                    7,135,812       6,949,613
Other Income                           2,334,975       2,744,190
Less: Other Operating Expenses         6,528,670       5,888,837
                                   -------------   -------------
Income Before Income Taxes             2,942,117       3,804,966
Provision for Income Taxes               952,000       1,254,000
                                   -------------   -------------
Net Income                         $   1,990,117   $   2,550,966
                                   =============   =============
Net Income Per Common Share        $        0.23   $        0.30
                                   =============   =============


BALANCE SHEET (unaudited) March 31, 2006 and 2005 *****************************

ASSETS                                   2006            2005        LIABILITIES & EQUITY                 2006            2005
Cash and Due                       $  25,900,217   $  22,948,299     Non Interest Bearing           $ 143,873,609   $ 153,527,596
Investment Securities                132,444,219     158,300,225     Interest Bearing                 474,058,776     411,297,517
Federal Funds Sold                    26,667,164       3,709,097                                    -------------   -------------
Total Loans                          503,200,951     476,888,216     Total Deposits                   617,932,385     564,825,113
Reserve for Loan Losses               (5,672,859)     (5,632,051)    Short Term Debt                      133,337      31,510,592
                                   -------------   -------------     Other Liabilities                  1,581,768       2,272,589
Net Loans                            497,528,092     471,256,165                                    -------------   -------------
                                                                     Total Liabilities                619,647,490     598,608,294
Bank Premises & Equipment             20,760,828      20,741,481     Common Stock                       8,674,960       8,468,525
Cash surrender value of life                                         Additional Paid-In Capital        22,323,779      18,523,586
  insurance                           10,857,865      10,460,418     Retained Earnings                 69,047,236      67,537,510
Other Assets                           5,535,080       5,722,230                                    -------------   -------------
                                   -------------   -------------     Total Stockholders' Equity       100,045,975      94,529,621
                                                                                                    -------------   -------------
Total Assets                       $ 719,693,465   $ 693,137,915     Total Liabilities & Equity     $ 719,693,465   $ 693,137,915
                                   =============   =============                                    =============   =============


                                 STOCK VALUATION

The Corporation's stock is traded on the over-the-counter market under the trading symbol "TRCY." Trading in the Corporation's stock is limited and sporadic and the Corporation believes that no established trading market for the Corporation's stock exists. For purposes of the Corporation's Automatic Dividend Reinvestment Plan, the Board of Directors is required to establish the "Fair MarketValue" of the Corporation's stock on a quarterly basis based on factors set forth in the Dividend Reinvestment Plan. The following table sets forth the Fair Market Value established under the Dividend Reinvestment Plan over the past two years.

January 2006                $19.35          January 2005               $19.50
October 2005                 19.35          October 2004                19.40
July 2005                    19.35          July 2004                   19.40
April 2005                   19.60          April 2004                  19.40